CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of First Citizens Bancorporation of South Carolina, Inc. of our report dated January 12, 1998, which appears on page 19 of First Citizens Bancorporation of South Carolina, Inc.'s 1997 Annual Report, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
    PRICEWATERHOUSECOOPERS LLP


COLUMBIA, SOUTH CAROLINA
SEPTEMBER 10, 1998